UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 23, 2026

BLUEROCK ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-43007	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

919 Third Avenue

New York, New York 10022

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 843-1601

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-third of one redeemable warrant	BLRKU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	BLRK	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	BLRKW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 23, 2026, the board of directors (the “Board”) of Bluerock Acquisition Corp. (the “Company”) appointed Ziv Conen to the Board. Mr. Conen was appointed to serve as a Class II director with a term expiring at the Company’s second annual meeting of shareholders. Mr. Conen was determined to be an “independent director” as defined in the applicable rules of The Nasdaq Stock Market.

Since September 2021, Mr. Conen has been a Partner at New Era Capital Partners, where he leads early-stage investments across cybersecurity, cloud infrastructure, DevOps, and AI. Between January 2016 and September 2021, Mr. Conen served as an Associate Partner at McKinsey & Company, where he led digital, technology, and advance analytics transformations across various industries. Mr. Conen’s career started in the Israeli Intelligence Corps, where he led technological, intelligence, and operational teams in Unit 8200 (the Signal Intelligence Unit). Mr. Conen finished his service as a Major. Mr. Conen received his MBA from the Massachusetts Institute of Technology (MIT) and his B.Sc in Computer Science from the Open University of Israel. We believe Mr. Conen is qualified to serve on the Board because of his vast experience in the technology industry.

On January 23, 2026, the Company entered into an indemnity agreement (the “Indemnity Agreement”) with Mr. Conen, pursuant to which the Company has agreed to provide contractual indemnification, in addition to the indemnification provided in the Company’s Second Amended and Restated Memorandum and Articles of Association, against liabilities that may arise by reason of his service on the Board, and to advance expenses incurred as a result of any proceeding against him as to which he could be indemnified, in the form previously filed as Exhibit 10.6 to the Company’s Registration Statement on Form S-1 (File No. 333-291337) for its initial public offering (the “Initial Public Offering”), initially filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 6, 2025 (the “Registration Statement”).

On January 23, 2026, Mr. Conen entered into a letter agreement with the Company (the “Letter Agreement”) substantially similar to the letter agreement signed by the Company's directors and officers and the Sponsor (as defined below) at the Initial Public Offering.

On January 23, 2026, Mr. Conen entered into a joinder to the registration rights agreement, dated December 10, 2025, entered into by and among the Company, Bluerock Acquisition Holdings, LLC (the “Sponsor”) and the holders signatory thereto in connection with the Company’s Initial Public Offering (the “Registration Rights Agreement”).

In connection with his appointment as a director of the Company, Mr. Conen will receive 35,000 Class B ordinary shares of the Company from the Sponsor.

The foregoing descriptions of the Indemnity Agreement, the Letter Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entireties by reference to the form of the Indemnity Agreement, the Letter Agreement and the Registration Rights Agreement, copies of which are attached as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3 hereto, respectively, and are incorporated herein by reference.

Other than as disclosed above, there are no arrangements or understandings between Mr. Conen and any other persons pursuant to which Mr. Conen was selected as a director of the Company. There are no family relationships between Mr. Conen and any of the Company’s other directors or executive officers and Mr. Conen does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Indemnity Agreement (incorporated by reference to Exhibit 10.6 of the Company’s Registration Statement on Form S-1 (File No. 333-291337), filed with the SEC on November 6, 2025).
10.2	Letter Agreement, dated January 23, 2026, by and between the Company and Ziv Conen.
10.3	Registration Rights Agreement, dated December 10, 2025, by and among the Company, the Sponsor and the Holders signatory thereto (incorporated by reference to Exhibit 10.3 to the Company’s Form 8-K, filed with the SEC on December 16, 2025).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEROCK ACQUISITION CORP.

	By:	/s/ Jordan Ruddy
		Name:	Jordan Ruddy
		Title:	President

Dated: January 23, 2026

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